                                 Exhibit 10(v)

                       ARABIAN SHIELD DEVELOPMENT COMPANY
                   10830 NORTH CENTRAL EXPRESSWAY, SUITE 175
                              DALLAS, TEXAS  75231

                                 (214) 692-7872

                                     15 August, 1995


Mr. Hatem El-Khalidi
P. O. Box 1516
Jeddah 21441
Saudi Arabia

Dear Mr. El-Khalidi:

         This letter serves as the agreement for you to loan Arabian Shield Development Company, US $53,000 (fifty three thousand). This loan will carry a libor + 2% interest. In addition, you have the option to transform this loan, plus all accumulated interest, at any time, within five years from the date of payment of the above sum to the Company, to shares of this Company's unissued common stock at the price of one US dollar (US $1.00) per share, that is a total of 53,000 shares.

         The period of the loan, otherwise, is for two years from the date of its payment to the Company, and will be repaid to you on demand, with all accumulated interest after that period.

         The Company's account number is as follows:

                 Arabian Shield Development Company
                 US dollar account no: 5401623
                 Saudi American Bank, Jeddah Branch
                 Jeddah, Saudi Arabia

                                        Very truly yours,


                                        Hatem El-Khalidi, President

Agreed to:

By: /s/  HATEM EL-KHALIDI
    _______________________________

Date: August 15, 1995
      _____________________________